Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We have issued our report dated March 20, 2020, with respect to the financial statements of CareCloud Corporation for the years ended December 31, 2019 and 2018, included in this Form 8-K of MTBC, Inc. We consent to the incorporation by reference of said report in the Registration Statement of MTBC, Inc. on Forms S-8 (File Nos. 333-226685, 333-217317 and 333-203228) and on Form S-3 (File No. 333-232493).

/s/ Wojeski & Company CPAs, P.C.

Albany, New York
March 20, 2020